                   CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                           MONTHLY SERVICER'S REPORT



                                                                                Settlement Date       8/31/99
                                                                                Determination Date    9/10/99
                                                                                Distribution Date     9/15/99



I.      All Payments on the Contracts                                                                 4,879,973.31
II.     All Liquidation Proceeds on the Contracts with respect to Principal                             162,106.21
III.    Repurchased Contracts                                                                                 0.00
IV.     Investment Earnings on Collection Account                                                             0.00
V.      Servicer Monthly Advances                                                                        89,872.96
VI.     Distribution from the Reserve Account                                                                 0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                              36,104.98
VIII.   Transfers to the Pay-Ahead Account                                                              (61,969.30)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                              0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                            -845.09

Total available amount in Collection Account                                                         $5,105,243.07
                                                                                                     =============


DISTRIBUTION AMOUNTS                                                              Cost per $1000
- --------------------------------------------                                    ------------------
1.   (a)  Class A-1 Note Interest Distribution                                                               0.00
     (b)  Class A-1 Note Principal Distribution                                                              0.00
          Aggregate Class A-1 Note Distribution                                      0.00000000                               0.00

2.   (a)  Class A-2 Note Interest Distribution                                                               0.00
     (b)  Class A-2 Note Principal Distribution                                                              0.00
          Aggregate Class A-2 Note Distribution                                      0.00000000                               0.00

3.   (a)  Class A-3 Note Interest Distribution                                                          72,177.60
     (b)  Class A-3 Note Principal Distribution                                                      3,749,001.82
          Aggregate Class A-3 Note Distribution                                     75.51737984                       3,821,179.42

4.   (a)  Class A-4 Note Interest Distribution                                                         194,270.83
     (b)  Class A-4 Note Principal Distribution                                                              0.00
          Aggregate Class A-4 Note Distribution                                      5.20833324                         194,270.83

5.   (a)  Class A-5 Note Interest Distribution                                                         156,755.00
     (b)  Class A-5 Note Principal Distribution                                                              0.00
          Aggregate Class A-5 Note Distribution                                      5.35000000                         156,755.00

6.   (a)  Class A-6 Note Interest Distribution                                                         128,375.00
     (b)  Class A-6 Note Principal Distribution                                                              0.00
          Aggregate Class A-6 Note Distribution                                      5.41666667                         128,375.00

7.   (a)  Class B Note Interest Distribution                                                            59,285.00
     (b)  Class B Note Principal Distribution                                                                0.00
          Aggregate Class B Note Distribution                                        5.56666667                          59,285.00

8.   (a)  Class C Note Interest Distribution                                                            98,822.83
     (b)  Class C Note Principal Distribution                                                                0.00
          Aggregate Class C Note Distribution                                        5.70833312                          98,822.83

9.    Servicer Payment
      (a)  Servicing Fee                                                                                55,153.50
      (b)  Reimbursement of prior Monthly Advances                                                     113,347.29
           Total Servicer Payment                                                                                       168,500.79

10.  Deposits to the Reserve Account                                                                                    478,054.20

Total Distribution Amount from Collection Account                                                                    $5,105,243.07
                                                                                                                     =============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                  241,895.43
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
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                       236,158.77
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                              98,523.71
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                   96,187.18
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                      672,765.09
                                                                                                                     =============

Payahead Account distributions to Sellers

- --------------------------------------------
      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                             427.61554
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                  417.47446
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                          845.09

INTEREST

1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                                           0.00
        (b) Class A-2 Notes    @                   0.06028                                                   0.00
        (c) Class A-3 Notes    @            6.140%                                                      72,177.60
        (d) Class A-4 Notes    @            6.250%                                                      194270.83
        (e) Class A-5 Notes    @            6.420%                                                     156,755.00
        (f) Class A-6 Notes    @            6.500%                                                         128375
                     Aggregate Interest on Class A Notes                                                                 551578.43

        (g) Class B Notes @                        0.0668                                                                    59285

        (h) Class C Notes @                 0.0685                                                                        98822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                  0.00
        (b) Class A-2 Notes                                                                                  0.00
        (c) Class A-3 Notes                                                                                  0.00
        (d) Class A-4 Notes                                                                                  0.00
        (e) Class A-5 Notes                                                                                  0.00
        (f) Class A-6 Notes                                                                                     0

        (g) Class B Notes                                                                                    0.00
                                                                                -------------------

        (h) Class C Notes                                                                                    0.00


3.   Total Distribution of Interest                                                Cost per $1000
        (a) Class A-1 Notes                                                          0.00000000              0.00
        (b) Class A-2 Notes                                                                      0           0.00
        (c) Class A-3 Notes                                                          1.42643478         72,177.60
        (d) Class A-4 Notes                                                          5.20833324         194270.83
        (e) Class A-5 Notes                                                          5.35000000        156,755.00
        (f) Class A-6 Notes                                                          5.41666667            128375
                     Total Aggregate Interest on Class A Notes                                                           551578.43

        (g) Class B Notes                                                            5.566666667                         59,285.00

- --------------------------------------------
        (h) Class C Notes                                                                   5.71                          98822.83

                                                                                -------------------


PRINCIPAL

                                                                                  No. of Contracts
1.   Amount of Stated Principal Collected                                                               1309959.8
2.   Amount of Principal Prepayment Collected                                             150.00       2362571.06
3.   Amount of Liquidated Contract                                                            13         76470.96
                                                                                                       ----------
4.   Amount of Repurchased Contract                                                            0        0.0000000

       Total Formula Principal Distribution Amount                                                                    3,749,001.82

5.   Principal Balance before giving effect to Principal Distribution                                 Pool Factor
        (a) Class A-1 Notes                                                                             0.0000000             0.00
        (b) Class A-2 Notes                                                                             0.0000000             0.00
        (c) Class A-3 Notes                                                                             0.2787820    14,106,370.83
        (d) Class A-4 Notes                                                                             1.0000000    37,300,000.00
        (e) Class A-5 Notes                                                                             1.0000000    29,300,000.00
        (f) Class A-6 Notes                                                                                       1       23700000
        (g) Class B Notes                                                                                         1  10,650,000.00
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

        (h) Class C Notes                                                                                         1  17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                   0.00
        (b) Class A-2 Notes                                                                                                   0.00
        (c) Class A-3 Notes                                                                                                   0.00
        (d) Class A-4 Notes                                                                                                   0.00
        (e) Class A-5 Notes                                                                                                   0.00
        (f) Class A-6 Notes                                                                                                      0

        (g) Class B Notes                                                                                                     0.00
                                                                                -------------------

        (h) Class C Notes                                                                                                     0.00


7.   Principal Distribution                                                        Cost per $1000
        (a) Class A-1 Notes                                                           0.00000000                              0.00
        (b) Class A-2 Notes                                                           0.00000000                              0.00
        (c) Class A-3 Notes                                                          74.09094506                      3,749,001.82
        (d) Class A-4 Notes                                                           0.00000000                              0.00
        (e) Class A-5 Notes                                                           0.00000000                              0.00
        (f) Class A-6 Notes                                                                        0                             0

        (g) Class B Notes                                                                          0                          0.00

        (h) Class C Notes                                                                          0                          0.00


8.   Principal Balance after giving effect to Principal Distribution                                  Pool Factor
        (a) Class A-1 Notes                                                                             0.0000000             0.00
        (b) Class A-2 Notes                                                                             0.0000000             0.00
        (c) Class A-3 Notes                                                                             0.2046911    10,357,369.01
        (d) Class A-4 Notes                                                                             1.0000000    37,300,000.00
        (e) Class A-5 Notes                                                                             1.0000000    29,300,000.00
        (f) Class A-6 Notes                                                                                        1      23700000

        (g) Class B Notes                                                                               1.0000000    10,650,000.00

- --------------------------------------------
        (h) Class C Notes                                                                                       1      17312029.25



POOL  DATA
                                                                                             Aggregate
                                                                                No. of Contracts  Principal Balance
1.   Pool Stated Principal Balance as of                  36403                            4,745   128,619,398.26

2.   Delinquency Information                                                                                          % Delinquent

              (a) 31-59 Days                                                                 125     1,670,508.25      0.012987996
              (b) 60-89 Days                                                                  29         392523.2       0.00305182
              (c) 90-119 Days                                                                 12       180,115.60      0.001400377
              (d) 120 Days +                                                                   0             0.00                0

3.   Contracts Repossessed during the Due Period                                               2        93,502.29

                                                                                                      ------------
4.   Current Repossession Inventory                                                            3       296,112.29

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                             13        76,470.96
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                     162,106.21
       Total Aggregate Net Losses for the preceding Collection Period                                                    -85635.25

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                       653974.24

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                       305                       3465081.800

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                        0.09351325

- --------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                          124.4698925
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


TRIGGER ANALYSIS

1.  (a)  Average 60+ Delinquency Percentage                                                0.798%
    (b)  Delinquency Percentage Trigger in effect ?                                                 NO

2.  (a)  Average Net Loss Ratio                                                         -0.000507738
    (b)  Net Loss Ratio Trigger in effect ?                                                         NO
    (c)  Net Loss Ratio (using ending Pool Balance)                                     -0.000743937

3.  (a)  Servicer Replacement Percentage                                                 -0.000420541
- --------------------------------------------
    (b)  Servicer Replacement Trigger in effect ?                                                   NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                              55,153.50

2.   Servicer Advances                                                                                                    89872.96

3.   (a)  Opening Balance of the Reserve Account                                                                           5956578
     (b)  Deposits to the Reserve Account                                                               478054.2
     (c)  Investment Earnings in the Reserve Account                                                     26005.81
     (d)  Distribution from the Reserve Account                                                        -672765.09
     (e)  Ending Balance of the Reserve Account                                                                         5787872.92

4.   Specified Reserve Account Balance                                                                                 5787872.922

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                       210510.73
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